Exhibit 1.1

Sabre Corporation

Common Stock, Par Value $0.01 per Share

Underwriting Agreement

June 5, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain stockholders of Sabre Corporation, a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”), propose, subject to the terms and conditions stated herein, to sell to the Underwriter named in Schedule I hereto (the “Underwriter”) the respective number of shares of common stock, par value $0.01 per share (“Stock”) of the Company set forth on Schedules I and II hereto. The aforementioned 16,000,000 shares of Stock to be sold by the Selling Stockholders is herein called the “Shares.”

Subject to the sale of the Shares by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter has agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriter (the “Share Repurchase”), an aggregate of 1,000,000 shares of the Shares (the “Repurchase Shares”) pursuant to Section 2 of this Agreement.

1. (A) The Company represents and warrants to, and agrees with, the Underwriter and each of the Selling Stockholders that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-224616) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for the purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has been most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”, and the preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use therein;

(c) For the purposes of this Underwriting Agreement (the “Agreement”), the “Applicable Time” is 7:30 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any materials or information provided to investors in connection with the marketing of the offering of the Shares, including any road show or investor presentations (whether in person or electronically), when considered with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity or results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration

Statement) or long-term debt (other than borrowings, if any, under the Credit Facility (as defined in the Registration Statement)) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company and its subsidiaries have been duly incorporated, formed or organized, as applicable, and each is validly existing as a corporation or other entity in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated, formed or organized, as applicable, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or the in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) The Company has an authorized and outstanding capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Prospectus;

(j) This Agreement (including the Share Repurchase) has been duly authorized, executed and delivered by the Company;

(k) Prior to the date hereof, none of the Company, its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(l) The sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (including the Share Repurchase) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) conflict with or result in any violations of any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (C) conflict with or result in any violations of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to consummate the transactions contemplated by this Agreement (including the Share Repurchase); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, except for the registration under the Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, the approval for listing of the Shares on the Exchange (as defined herein), the approval of the underwriting terms and arrangements by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (i) (if such entity is a subsidiary) and (ii), for such violation or default, as applicable, as would not, individually or in the aggregate, result in a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Company is not and, after giving effect to the offering and sale of the Shares and the Share Repurchase as herein contemplated, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement is accurate to the extent required. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e)) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective;

(u) Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w) Except as set forth in the Pricing Prospectus or would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries own, possess or otherwise have the right to use sufficient intellectual property rights, including, without limitation, trademarks, service marks, trade names, patent rights, copyrights, trade secrets and all other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted and (ii) neither the Company nor any of its subsidiaries has received any written notice of infringements or conflict with asserted Intellectual Property Rights of others in the past two years;

(x) The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate U.S. federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses in the manner described in the Pricing Prospectus, except where failure to have such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(y) Except as set forth or contemplated in the Pricing Prospectus, (i) the Company and each of its subsidiaries have filed all U.S. federal, state and foreign income and franchise tax returns that are required to be filed through the date of this Agreement or have properly requested extensions thereof, and have paid or reserved for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay or reserve for such taxes, assessments, fines and penalties individually or in the aggregate would not result in a Material Adverse Effect and (ii) the Company has made adequate charges, accruals and reserves in its consolidated financial statements contained in the Pricing Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves, individually or in the aggregate, would not result in a Material Adverse Effect;

(z) The Company and each of its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction, acts of vandalism and earthquakes, except where the failure to be so insured, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(aa) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport handling, or exposure to, of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitations, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries as such business is currently conducted under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action against the Company or any of its subsidiaries filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice received by the Company or any of its subsidiaries from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law that could give rise to liability of the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(bb) The Company and each of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA), other than a reportable event for which notice has been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. With respect to each “employee benefit plan” subject to Title IV of ERISA, there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any “employee benefit plan” or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”). The aggregate amount of the underfunding under all “employee benefit plans,” as disclosed in the actuarial valuation report as of December 31, 2017, was approximately $111.7 million. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(cc) Except as provided pursuant to any indebtedness of the Company referenced under the caption “Dividend Policy” in the Pricing Prospectus and the Prospectus, as of the Time of Delivery, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(dd) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(ee) Since the date of the most recent balance sheet of the Company included or incorporated by reference in the Pricing Prospectus, (i) the Company has not been advised of or become aware of (A) any material weaknesses or significant deficiencies (both within the meaning of Rule 1-02 of Regulation S-X under the Act) in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any other material weaknesses or significant deficiencies in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to material weaknesses and significant deficiencies;

(ff) The historical financial statements included or incorporated by reference in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved. The pro forma financial information and related notes thereto included or incorporated by reference in the Pricing Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Prospectus;

(gg) Neither the Company, nor any of its subsidiaries or controlled affiliates, nor, to the knowledge of the Company, any of the directors, officers, employees, non-controlled affiliates or agents of the Company or representatives of the Company, its subsidiaries or its affiliates or other person associated with or acting on behalf of the Company or any of their subsidiaries has (i) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (v) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(ii) None of the Company, nor any of its subsidiaries or affiliates, nor any of their respective directors or officers, nor to the knowledge of the Company, any of the employees of the Company is, or is controlled by an entity that is, (i) a person or entity with whom dealings are currently prohibited under any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealing with that country or territory (currently Cuba, Iran, North Korea and Syria). To the best knowledge and belief of the Company, the Company and its subsidiaries are in compliance with all applicable Sanctions, except such failure to comply as would not reasonably be expected to have a Material Adverse Effect on the Company, and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect Sanctions is pending or, to the best knowledge and belief of the Company, threatened.

(jj) The interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

(B) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriter and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, the approval for listing of the Shares on the Exchange and the approval of the underwriting terms and arrangements by FINRA and except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) nor will such action result, to the extent applicable, in any violation of the provisions of the limited liability company agreement, limited partnership agreement, certificate of incorporation or by-laws or other organizational documents of such Selling Stockholder, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the cases of clauses (i) and (iii) above, for any breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, such Selling Stockholder has a security entitlement

(within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (“UCC”)) to the Shares free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriter acquires its interest in the Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Shares to the securities account of the Underwriter maintained with the Depository Trust Company (“DTC”) and payment therefor by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to such securities, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(d) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto.

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 of Form S–3 expressly for use therein (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(h) Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(i) Such Selling Stockholder will deliver to the Underwriter (or its agent), on the date of this Agreement, to the extent applicable to such Selling Stockholder, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any additional documentation necessary to comply with 31 CFR § 1010.230.

2. Subject to the terms and conditions herein set forth, (each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price per share of $24.45, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by the Underwriter as set forth opposite the name of the Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by the Underwriter from the Selling Stockholders hereunder.

Subject to the sale of the Shares by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter agrees to sell to the Company, and the Company agrees to purchase from the Underwriter, an aggregate of 1,000,000 shares at the purchase price per share set forth above in this Section 2.

3. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Shares, 10:00 a.m., New York time, on June 7, 2018 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

Subject to the sale of the Shares to the Underwriter in compliance with the terms of this Agreement, payment for the Repurchase Shares shall be made by the Company to the Underwriter in Federal or other funds immediately available in New York City to the account specified by the Underwriter against delivery of such Repurchase Shares for the account of the Company at the Time of Delivery.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(l) hereof will be delivered at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600 (the “Closing Location”). A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities (whose name and address the Underwriter shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriter.; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock or securities convertible or exercisable into, exchangeable for or that represent the right to receive shares of Stock, issued by the Company, in each case pursuant to the Company’s equity plans described in the Registration Statement under the terms described therein, (C) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, (D) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (E) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (D) and (E), the aggregate number of shares of Stock issued in all such acquisitions and transactions does not exceed 10% of the issued and outstanding Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and any recipients of such Shares shall deliver a “lock-up” agreement to the Underwriter substantially in the form of Annex II hereto;

(h) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy the requirements of this subsection (h) by electronically filing such reports, financial statements or information through EDGAR;

(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on The NASDAQ Stock Market LLC (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) Upon the reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares pursuant to this Agreement (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the applicable conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7. The Company covenants and agrees with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any agreement for the Underwriter, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares (provided, however, that such fees and disbursement of the counsel for the Underwriter pursuant to clauses (iii) and (v) shall not exceed $60,000); (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, other than the cost associated with any (A) charter aircraft used, (B) hotel accommodations and (C) ground transportation, in each case in connection with any “road show” presentation; (vii) the cost of preparing stock certificates; if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) any fees and expense of counsel for Selling Stockholders, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (b) such Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of Shares to be sold by such Selling Stockholder to the Underwriter hereunder. In connection with clause (b) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Ropes & Gray LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)(i) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(c)(ii) Young Conaway Stargatt & Taylor, LLP, Delaware counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(d) The respective counsel for each of the Selling Stockholders each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, each dated the Time of Delivery, in form and substance satisfactory to you.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 10:00 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, in substantially the form set forth in Annex I(a) or Annex I(b) hereto, as applicable (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans, in each case that are described in the Registration Statement) or long-term debt (other than borrowings, if any, under the Credit Facility (as defined in the Registration Statement)) of the Company or any of its

subsidiaries or any change or development, that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j) Each Selling Stockholder and each officer, director or stockholder listed on Schedule IV hereto shall have delivered to the Underwriter executed copies of an agreement, substantially to the effect set forth in Annex II hereto, in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance in all material respects by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8; and

(m) At the Time of Delivery, the Underwriter shall have received a written certificate executed by the Chief Financial Officer of the Company in a form and substance satisfactory to you.

9. (a) The Company will indemnify and hold harmless the Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically), any Issuer Free Writing Prospectus filed or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information furnished by such Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, however, that the aggregate liability of a Selling Stockholder under this Section 9(b) shall not exceed the aggregate gross proceeds after underwriting commissions and discounts but before deducting expenses received by such Selling Stockholder from the Underwriter for the sale of its Shares hereunder.

(c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless the indemnifying party has been materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, as the case may be, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, as the case may be, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, as the case may be, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, as the case may be, on the one hand or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. In no event shall the aggregate liability of a Selling Stockholder under Section 9(b) and Section 9(e) exceed the limit set forth in Section 9(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. The provisions of this Section 9 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification and contribution.

10. [Reserved]

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or of any Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated (other than by operation of Section 8(h)(i), (iii), (iv) or (v)) any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriter through you for all out-of-pocket expenses approved in writing by you, including reasonably incurred and documented fees and disbursements of counsel for the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of the Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel and Corporate Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to the Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(g) shall be in writing, and if to the Underwriter shall be delivered or sent by mail. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.

18. The parties hereto acknowledge and agree that the only information provided by the Underwriter to the Company specifically for use in the Registration Statement, Pricing Disclosure Package or Prospectus shall be the statements contained in the (i) second to last sentence of the text on the cover page of the Prospectus concerning the expected delivery date of the Shares, (ii) the name set forth on the cover page of the Prospectus, (iii) the name set forth in the table after the first paragraph of text under “Underwriting” in the Prospectus and (iv) the third, tenth and sixteenth paragraphs under the heading “Underwriting.”

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, each Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any and all persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of the Underwriter is pursuant to the authority set forth in a form of Agreement among the Underwriter, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Sabre Corporation

By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

TPG Partners IV, L.P.

By:	TPG GenPar IV, L.P., its general partner
By:	TPG GenPar IV Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG FOF V-A, L.P.
By:	TPG GenPar V, L.P., its general partner
By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG FOF V-B, L.P.
By:	TPG GenPar V, L.P., its general partner
By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG Partners V, L.P.
By:	TPG GenPar V, L.P., its general partner
By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

Sovereign Co-Invest II, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

SILVER LAKE PARTNERS II, L.P.

By: Silver Lake Technology Associates II, L.L.C., its General Partner

By:	/s/ Greg Mondre
Name: Greg Mondre
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS II, L.P.

By: Silver Lake Technology Associates II, L.L.C., its General Partner

By:	/s/ Greg Mondre
Name: Greg Mondre
Title: Managing Director

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:	/s/ Goldman Sachs & Co. LLC
Name: William D. Connolly III
Title: Managing Director

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Goldman Sachs & Co. LLC	16,000,000

Total	16,000,000

SCHEDULE II

Total Number of Shares to be Sold
TPG Partners IV, L.P.	724,088
TPG FOF V-A, L.P.	22,620
TPG FOF V-B, L.P.	18,243
TPG Partners V, L.P.	8,648,406
Silver Lake Partners II, L.P.	5,137,121
Silver Lake Technology Investors II, L.P.	21,337
Sovereign Co-Invest II, LLC	1,428,185

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated June 5, 2018

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is $24.55.

The number of Shares purchased by the Underwriter is 16,000,000.

The Company has agreed to purchase from the Underwriter at the same price at which the Underwriter is purchasing the shares of Stock from the Selling Stockholders, 1,000,000 of the 16,000,000 Shares offered by the Selling Stockholders in the Offering.

SCHEDULE IV

Name	Address
Silver Lake Partners II, L.P.	c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025

Silver Lake Technology Investors II, L.P.	c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025

TPG Partners IV, L.P.	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

TPG Partners V, L.P.	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

TPG FOF V-A, L.P.	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

TPG FOF V-B, L.P.	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

Sovereign Co-Invest II, LLC	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

Anderson, Clinton	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Bravante, George R.	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Couturier, Hervé	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

James, Renée J.	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Jones, Wade	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Kellner, Lawrence W.	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Kindle, Jami	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Kusin, Gary	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

Menke, Sean	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

Mondre, Greg	c/o Silver Lake Partners, 9 West 57th Street, 32nd Floor, New York, NY 10019

Odom, Judy	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Osnoss, Joseph	c/o Silver Lake Partners, 9 West 57th Street, 32nd Floor, New York, NY 10019

Name	Address
Peterson, Karl	c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102

Rowe, Zane	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Shirk, David	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

Simonson, Richard A.	c/o Sabre Corporation, Attn: General Counsel, 3150 Sabre Drive, Southlake, TX 76092

ANNEX I(a)

ERNST & YOUNG LLP COMFORT LETTER DELIVERED PRIOR TO EXECUTION OF THIS AGREEMENT

June 5, 2018

Mr. Rick Simonson

Executive Vice President and Chief Financial Officer

Sabre Corporation

3150 Sabre Dr.

Southlake, TX 76092

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

We have audited the consolidated balance sheets of Sabre Corporation (the “Company”) as of December 31, 2017 and 2016 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related schedule, all included in the Company’s Current Report on Form 8-K/A filed on May 3, 2018 (the “form 8-K/A”) and incorporated by reference in the Registration Statement (No. 333-224616) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in such Registration Statement and in the preliminary prospectus dated June 5, 2018, collectively referred to herein as the “Registration Statement.”

Also, we have audited the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2017 as indicated in our report dated February 16, 2018, which is incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Company’s Current Report on Form 8-K/A and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2017. We have also not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2017. The purpose (and therefore the scope) of our audit for the year ended December 31, 2017 was to enable us to express our opinion on (i) the consolidated financial statements as of December 31, 2017, and for the year then ended, but not on the financial statements for any interim period within such year, and (ii) the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2017, but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2017. Therefore, we are unable to and do not express an opinion on the financial position, results of operations or cash flows as of any date or for any period within the year ended December 31, 2017; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2017; or on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2017 or subsequent to December 31, 2017. Therefore, we are unable to and do not express an opinion on: the unaudited consolidated balance sheet at March 31, 2018; the unaudited consolidated statements of operations, comprehensive income and cash flows, for the three month periods ended March 31, 218 and 2017, incorporated by reference in the Registration Statement from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2017; or on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2017 or subsequent to December 31, 2017.

4.	For purposes of this letter, we have read the 2018 minutes of meetings of the Board of Directors, Audit Committee, Governance and Nominating Committee, Compensation Committee, Executive Committee, Section 16 Committee, Technology Committee, and Stockholders of the Company and its various principal subsidiaries as set forth in the minute books through June 4, 2018 officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the following meetings, for which minutes have not been approved:

Section 16 Committee – 2/9/2017

Technology Committee – 5/22/2018

Board of Directors – 5/23/2018

Compensation Committee – 5/23/2018

Governance & Nominating Committee – 5/23/2018

Audit Committee – 5/23/2018

With respect to the meetings mentioned above, which do not have approved minutes, we have obtained and reviewed draft minutes, from the Corporate Secretary of the Company. We obtained copies of the agendas detailing the topics discussed at the meetings for which draft minutes were not yet available. We have also carried out other procedures to June 4, 2018 as follows:

a. With respect to the three-month periods ended March 31, 2018 and 2017, we have:

i.	performed the procedures specified by the PCAOB for a review of interim financial information as described in AS 4105, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 3. above, included in the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2018, incorporated by reference in the Registration Statement; and

ii.	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under 4a.(i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to comments in the following paragraphs. Accordingly, we make no representation as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

a.	any material modifications should be made to the unaudited consolidated financial statements described in 3. above, incorporated by reference in the Registration Statement, for them to be in conformity with US generally accepted accounting principles; or

b.	the unaudited consolidated financial statements described in 3. above do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

6.	Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to March 31, 2018, are available. Accordingly, the procedures carried out by us with respect to changes in financial statement items after March 31, 2018 have, of necessity, been limited. Specifically, we have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (i) at June 4, 2018, there was any change in the capital stock, increase in long- term debt or any decreases in consolidated net current assets or stockholders’ equity of the consolidated companies as compared with amounts shown in the March 31, 2018 unaudited consolidated balance sheet incorporated by reference in the Registration Statement or (ii) for the period from April 1, 2018 to June 4, 2018, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or in the total or per share amounts of consolidated income from continuing operations or of consolidated net income.

Officials of the Company have advised us that since consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles in conjunction with the Company’s financial statement close process are not available subsequent to March 31, 20187, they are not able to respond to our inquiries about such changes, increases or decreases.

7.	At your request, we have also read the items identified by you on the attached copies of certain pages included or incorporated by reference in the Registration Statement and have performed the following procedures which were applied as indicated with respect to the symbols explained below:

(A)	Compared the dollar or other amounts and number of shares to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter to the extent such amounts are included in or can be derived from such statements, and found them to be in agreement.

(B)	Compared the dollar and other amounts and number of shares to the amounts in the unaudited consolidated financial statements referred to in 3. Above, to the extent such amounts are included in or can be derived from such statements, and found them to be in agreement.

(C)	Compared the dollar and other amounts not derived directly from the audited consolidated financial statements of the Company to the amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

(C.1)	Compared the dollar and other amounts not derived directly from the audited consolidated financial statements of the Company to the amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement. The amounts presented are not consistent with the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter because they do not reflect the reclassification of current deferred taxes to noncurrent as a result of the Company’s adoption of ASU 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes in the December 31, 2015 Form 10-K.

(D)	Compared the dollar and other amounts not derived directly from the audited consolidated financial statements of the Company, or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement. However, we make no representation as to either the accuracy or completeness of the analyses provided to us for this purpose. In addition, we make no representation as to the reason for the dollar or percentage increase, decrease or change.

(E)	Proved the arithmetic accuracy of the percentages and amounts based on the data in the above mentioned financial statements, accounting records and analyses; however, we make no representation as to the reason for the dollar or percentage increase, decrease or change.

(E.1)	We compared or recomputed the amounts or percentages shown in the Registration Statement with accounting records and analyses prepared by the Company that related to disaggregated data of balances appearing in the Company’s general ledger for the respective fiscal years and found them to be in agreement; however, we do not comment as to the appropriateness of such classification or the manner in which such classification has been made, and we make no representation as to the reason for the dollar or percentage increase, decrease or change.

(F)

Compared the non-GAAP financial measure to the reconciliation of that non-GAAP financial measure to the corresponding GAAP measure included in the above mentioned financial statements, accounting records and analyses, and found them to be in agreement, or proved the arithmetic accuracy of the percentages and amounts based on the aforementioned data. However, we make no representation as to the reason for the dollar or percentage increase, decrease or change. We make no comment as to whether the SEC would view any non-GAAP financial information included in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K. It should be noted that EBITDA, Adjusted EBITDA, Adjusted Gross Margin, Working Capital Deficit, Adjusted Operating Income, and Adjusted Capital Expenditures are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of EBITDA, Adjusted EBITDA, Adjusted Gross Margin, Working Capital Deficit, Adjusted Operating Income and Adjusted Capital Expenditures, its manner or presentation or its appropriateness or usefulness for any purpose. We make no comment about the appropriateness of the Company’s (benefit) provision allocated to the aforementioned non-GAAP metrics.

(G)	Compared the dollar amounts for each named executive officer with the corresponding amounts shown in the analyses prepared from accounting records for fiscal year 2017 and 2016 and after consideration of rounding or truncating found them to be in agreement. We make no representation as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive officers compensation for purposes of the SEC disclosure requirements on executive compensation. Additionally, we make no comments as to whether the Company’s disclosures of executive and director compensation comply with the requirements of Item 402 of the Securities and Exchange Commission’s Regulation S-K. We make no comments as to the Company’s identification of its named executive officers for purposes of the SEC’s disclosure requirements on executive compensation. Finally, we make no comments as to whether compensation amounts disclosed have actually been paid or will be paid to the respective individuals.

(H)	Compared the dollar and other amounts for each named executive officer and nonemployee director with corresponding amounts in an analysis prepared by the Company based on the Company’s accounting records and found them to be in agreement. We compared the number of stock and options granted in fiscal year 2017 and 2016, the exercise price and the grant date fair value for the named executive to the Company’s schedule prepared based on the Company’s accounting records and found them to be in agreement. We make no comment regarding the appropriateness of the individual assumptions used by the Company in estimating the grant-date fair value of stock and option awards, nor do we make any comments as to whether the estimates represent the fair value of the respective awards.

(H.1)	Proved the arithmetic accuracy of the amounts based on the data discussed in tickmarks G, H and I.1. We make no comment regarding the appropriateness of the amounts presented.

(I)

Compared the dollar amounts under the headings of “Group Term Life Insurance Premiums, Executive Physical Examination, Financial Planning Services, Relocation, Selection 401(k) Plan Matching Contribution and Other” for each named executive officer listed in the All Other Compensation Table with the corresponding amounts shown in the analyses prepared from accounting records for fiscal years 2017, 2016, and 2015 and found them to be in agreement. We make no representation as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive officers compensation for purposes of the SEC disclosure requirements on executive compensation. Additionally, we make no comments as to whether the Company’s tabular disclosures of executive and director compensation comply with the requirements of Item 402 of the Securities and Exchange Commission’s Regulations S-K. We make no comments as to the Company’s identification of its named executive officers for purposes of the SEC’s disclosure requirements on executive compensation. Finally, we make no comments as to whether compensation amounts disclosed in the Summary Compensation Table have actually been paid or will be paid to the respective individuals.

(I.1)	Proved the arithmetic accuracy of the amounts based on the data discussed in tickmark I. We make no comment regarding the appropriateness of the amounts presented.

(I.2)	Compared the dollar amounts under the headings of “Group Term Life Insurance Premiums” for 2016 with corresponding amounts in an analysis prepared by the Company based on the Company’s accounting records and found them not to be in agreement. The following balances should have been presented for the 2016 premiums:

Executive	2016 Premium Amount
Sean Menke	$605
Richard Simonson	$665
Rachel Gonzalez	$489

It should be understood that we make no comment about the Company’s definition, calculation, presentation, comparability to other similarly titled measures, or to the manner of presentation or the appropriateness or usefulness for any purposes any non-GAAP terms or financial measures.

8.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

9.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 7. above; also, such procedures would not necessarily reveal any material misstatement or omissions in the information identified in paragraph 7. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

ANNEX I(b)

ERNST & YOUNG LLP FORM OF COMFORT LETTER TO BE DELIVERED AT THE TIME OF DELIVERY

June 7, 2018

Mr. Rick Simonson

Executive Vice President and Chief Financial Officer

Sabre Corporation

3150 Sabre Dr.

Southlake,TX 76092

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

We refer to our letter of June 5, 2018 relating to the Registration Statement (No. 333-224616) of Sabre Corporation and its consolidated subsidiaries (the Company). We reaffirm as of the date hereof, and as though made on the date hereof, all statements made in that letter, except that for the purposes of this letter:

1.	The Registration Statement to which this letter relates is the Registration Statement in the form in which it became effective, and the related final prospectus or prospectus supplement dated June 5, 2018.

2.	The reading of minutes described in paragraph 4 of that letter has been carried out through June [•], 2018.

3.	The other procedures and inquiries covered in paragraph 4 of that letter were carried out to June 6, 2018.

4.	The references to June 5, 2018 in paragraph 6 of that letter are changed to June 6, 2018.

5.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statements, and it is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

ANNEX II

FORM OF LOCK-UP AGREEMENT

Sabre Corporation

Lock-Up Agreement

June 5, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	Sabre Corporation—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC (the “Underwriter”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Sabre Corporation, a Delaware corporation (the “Company”), and certain selling stockholders of the Company providing for a public offering (the “Public Offering”) of common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares, even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

The initial Lock-Up Period will commence on the date hereof and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	by way of testate or intestate succession or by operation of law;

(iv)	to any members of the immediate family of the undersigned;

(v)	to a corporation, partnership, or limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned and/or by members of the immediate family of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned;

(vi)	if the Shares are held by a corporation, partnership, limited liability company or other entity, to any of its stockholders, partners, members or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) or any of its affiliates’ directors, officers and employees;

(vii)	to the Company in connection with the “net” or “cashless” exercise of any options outstanding as of the date of this Lock-Up Agreement and having an expiration date during the Lock-Up Period to acquire Shares pursuant to the employee benefit plans described in the prospectus; provided that the Shares received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

(viii)	to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Shares issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) pursuant to a plan described in the prospectus, or issued under an employee equity or benefit plan described in the prospectus;

(ix)	with the prior written consent of the Underwriter; or

(x)	pursuant to the Underwriting Agreement.

The aforementioned restrictions shall not apply to (x) the establishment or amendment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales of the Undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of this Lock-Up Period and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; and (y) sales pursuant to any Plan not previously amended or otherwise revised during the Lock-Up Period that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act where such Plan was in effect prior to the commencement of the Lock-Up Period. In addition, the aforementioned restrictions shall not apply to any conversion or exercise of any securities convertible into, or exercisable or exchangeable for, Shares pursuant to employee benefit plans described in the prospectus; provided that the Shares received upon such exercise or conversion shall be subject to the terms of this Lock-Up Agreement.

In the case of clauses (i) through (vi) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; provided, that no such agreement shall be required nor shall such limitations on transfer apply in connection with a distribution by Silver Lake Partners II, L.P. and/or Silver Lake Technology Investors II, L.P. of no more than 350,000 Shares at or after the Time of Delivery (as defined in the Underwriting Agreement) for purposes of facilitating bona fide gifts of such Shares to be made by certain officers of the general partners of such entities for charitable purposes. In the case of clauses (i) through (vi), it shall be a condition to the transfer or distribution that any such transfer shall not involve a disposition for value, and in the case of clauses (i) through (viii), it shall be a condition to the transfer or distribution that any such transfer shall not require a filing, nor shall any filing be voluntarily made, during the Lock-Up Period by any party (transferor or transferee) under the Exchange Act in connection with such transfer (other than (i) any filing made on Form 4 in accordance with Section 16 of the Exchange Act solely in connection with any transfer described in clauses (vii) or (viii) above during the Lock-Up Period or a distribution by Silver Lake Partners II, L.P. and/or Silver Lake Technology Investors II, L.P. of no more than 350,000 Shares after the date hereof for purposes of facilitating bona fide gifts of such Shares to be made by certain officers of the general partners of such entities for charitable purposes and (ii) any filing made on Form 5 in accordance with Section 16 of the Exchange Act made after the expiration of the Lock-Up Period). The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall terminate automatically upon the earliest to occur, if applicable, of (a) the date the Company has determined not to proceed with the Public Offering and the Company has provided written notice, prior to the execution of the Underwriting Agreement, of such decision to the Underwriter, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the common stock to be sold thereunder or (c) July 1, 2018 if, and only if, the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title